Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
May 5, 2009

FIRST QUARTER 2009 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 5, 2009 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended March 31, 2009. Highlights include:

Operating Results:

•	Revenues, net earnings and FFO available to common stockholders:

	Quarter Ended March 31,
	2009	2008
	(in thousands, except per share data)
Revenues	$57,963	$54,009

Net earnings available to common stockholders	$25,108	$30,543
Net earnings per common share (diluted)	$0.32	$0.42

FFO available to common stockholders	$35,056	$36,160
FFO per common share (diluted)	$0.45	$0.50

•	NNN paid cash dividends to its common shareholders of $0.375 per share during the quarter ended March 31, 2009.

•	Investment Portfolio occupancy was 96.7% at March 31, 2009.

Investments and Dispositions for the quarter ended March 31, 2009:

•	Investments:

•	$7.6 million of development funding in the Investment Portfolio with an aggregate 105,000 square feet of gross leasable area

•	$2.2 million of development funding in the Inventory Portfolio

•	Dispositions:

•	Three Investment properties with an aggregate 61,000 square feet of gross leasable area, with net proceeds of $4.1 million, resulting in a gain of $1.0 million

•	One Inventory property with net proceeds of $4.9 million

Capital transactions for the quarter ended March 31, 2009:

•	Issued 602,112 shares of common stock generating $8,852,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•

Repurchased $8.8 million of the Company’s outstanding 3.95% convertible senior notes due September 2026, which notes provide holders with a 2011 put option, for a discounted purchase price of $7.0 million

•	Repurchased $8.5 million of the Company’s outstanding 5.125% convertible notes due June 2028, which notes provide holders with a 2013 put option, for a discounted purchase price of $6.5 million

National Retail Properties also announced revised 2009 FFO guidance from $1.70 to $1.80 per share to $1.65 to $1.75 per share. This guidance includes non-cash interest expense of approximately 7 cents per share due to changes required in accounting for convertible debt interest for fiscal years beginning after December 15, 2008. This equates to net earnings before any gains or losses from the sale of investment properties of $1.14 to $1.24 per share plus $0.51 per share of expected real estate related depreciation and amortization. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “Despite the uncertain economic times and weak retail environment, our first quarter results were in line with expectations. While 2009 will be a year focused on controlling expenses and maintaining occupancy, our solid results and strong balance sheet puts us on track to make this NNN’s 20th consecutive year of increased cash dividends per share.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2009, the company owned 1,002 Investment properties in 44 states with a gross leasable area of approximately 11.3 million square feet. NNN is one of only four publicly traded REITs and 156 publicly traded companies in America to have increased its annual dividends for 19 or more consecutive years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 5, 2009 at 2:00 p.m. EDT to review these results. The call can be accessed on National Retail Properties, Inc. web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

Income Statement Summary	Quarter Ended March 31,
	2009	2008
Revenues:
Rental and earned income	$53,722	$49,858
Real estate expense reimbursement from tenants	2,353	1,560
Interest and other income from real estate transactions	834	1,235
Interest income on commercial mortgage residual interests	1,054	1,356

	57,963	54,009

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	4,900
Costs	—	(4,879)

Gain	—	21

Operating expenses:
General and administrative	5,305	7,560
Real estate	3,587	2,390
Depreciation and amortization	11,819	9,970
Impairment – commercial mortgage residual interests valuation	—	758
Restructuring charges	731	—

	21,442	20,678

Other expenses (revenues):
Interest and other income	(347)	(1,221)
Interest expense	15,431	16,186
Loss on interest rate hedge	—	804

	15,084	15,769

Income tax benefit	537	2,652
Equity in earnings of unconsolidated affiliate	103	79
Gain on extinguishment of debt	2,418	—

Earnings from continuing operations	24,495	20,314

Earnings from discontinued operations:
Real estate, Investment Portfolio	2,040	5,963
Real estate, Inventory Portfolio, net of income tax expense and noncontrolling interests	444	4,948

	2,484	10,911

Net earnings including noncontrolling interests	26,979	31,225
Loss (earnings) attributable to noncontrolling interests	(175)	1,014

Net earnings	26,804	32,239
Series C Preferred Stock dividends	(1,696)	(1,696)

Net earnings available to common stockholders – basic and diluted	$25,108	$30,543

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2009	2008
Weighted average common shares outstanding:
Basic	78,166	72,315

Diluted	78,254	72,447

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.29	$0.27
Discontinued operations	0.03	0.15

Net earnings	$0.32	$0.42

Diluted:
Continuing operations	$0.29	$0.27
Discontinued operations	0.03	0.15

Net earnings	$0.32	$0.42

Supplemental Information:

Selected Non-Cash Income Statement Items:

Straight-line rent	$91	$(579)

Net capital lease rent adjustment	$330	$314

Above (below) market rent amortization	$(153)	$(151)

Stock based compensation expense	$1,119	$654

Impairment – real estate	$—	$14

Impairment – mortgage residual interests	$—	$758

Amortization of debt costs	$837	$629

Capitalized interest expense	$(518)	$(531)

Convertible debt interest expense (FSP APB 14-1)	$1,448	$820

Non-real estate depreciation expense	$78	$68

Other Information:

Percentage rent	$147	$58

Net Inventory Portfolio gain on disposition (TRS)	$546	$5,633

Scheduled debt principal amortization (excluding maturities)	$78	$291

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2009	2008
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings	$26,804	$32,239
Real estate depreciation and amortization:
Continuing operations	10,904	9,245
Discontinued operations	32	206
Joint venture real estate depreciation	44	43
Gain on disposition of real estate Investment Portfolio	(1,032)	(3,877)

FFO	36,752	37,856
Series C Preferred Stock dividends	(1,696)	(1,696)

FFO available to common stockholders – basic and diluted	$35,056	$36,160

FFO per share:
Basic	$0.45	$0.50

Diluted	$0.45	$0.50

Real Estate Disposition Summary

	Quarter Ended March 31,
	2009		2008
	# of Properties	Gain	# of Properties	Gain
Gain on disposition from continuing and discontinued operations as reported:
Continuing operations	—	$—	1	$21
Discontinued operations:
Investment Portfolio	3	1,032	4	3,877
Inventory Portfolio	1	546	7	9,128
Noncontrolling interests, Inventory Portfolio	—	—	—	(3,516)

	4	$1,578	12	$9,510

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	1	$546	4	$8,284
Exchange	—	—	4	865
Noncontrolling interests, Development	—	—	—	(3,516)

Total Inventory gain (TRS)	1	546	8	5,633

Investment Portfolio	3	1,032	4	3,877

	4	$1,578	12	$9,510

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at March 31, 2009, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended March 31,
	2009	2008
Earnings from Discontinued Operations – Investment Portfolio:
Revenues:
Rental and earned income	$788	$1,462
Real estate expense reimbursement from tenants	24	25
Interest and other income from real estate transactions	298	534

	1,110	2,021

Expenses:
General and administrative	—	(79)
Real estate	70	(206)
Depreciation and amortization	32	206
Impairment – real estate	—	14

	102	(65)

Gain on disposition of real estate	1,032	3,877

Earnings from discontinued operations	$2,040	$5,963

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$1,401	$3,360
Real estate expense reimbursement from tenants	950	329
Interest and other income from real estate transactions	39	453

	2,390	4,142

Disposition of real estate:
Gross proceeds	4,900	69,187
Costs	(4,354)	(60,059)

Gain	546	9,128

Expenses:
General and administrative	48	24
Real estate	1,309	550
Depreciation and amortization	139	44
Interest	930	998

	2,426	1,616

Income tax expense	(271)	(3,028)

Earnings from discontinued operations including noncontrolling interests	239	8,626
Loss (earnings) attributable to noncontrolling interests	205	(3,678)

Earnings from discontinued operations	$444	$4,948

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	March 31, 2009	December 31, 2008
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$1,858	$2,626
Receivables, net of allowance	2,778	3,612
Investment in unconsolidated affiliate	4,863	4,927
Mortgages, notes and accrued interest receivable, net of allowance	60,887	60,472
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,352,293	2,357,894
Accounted for using the direct financing method	30,911	31,240
Real estate, Inventory Portfolio, held for sale	98,889	101,106
Commercial mortgage residual interests	22,617	22,000
Accrued rental income, net of allowance	23,840	23,972
Other assets	39,829	41,622

Total assets	$2,638,765	$2,649,471

Liabilities:
Line of credit payable	$22,900	$26,500
Mortgages payable	26,043	26,290
Notes payable – convertible	341,335	356,122
Notes payable, net of unamortized discount	618,527	618,479
Other liabilities	54,205	53,134

Total liabilities	1,063,010	1,080,525

Stockholders’ equity	1,573,655	1,566,860
Noncontrolling interests	2,100	2,086

Total liabilities and equity	$2,638,765	$2,649,471

Common shares outstanding	79,303	78,415

Gross leasable area, Investment Portfolio (square feet)	11,295	11,251

Note 1:	Includes adjustment based on the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $27.3 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	March 31, 2009	December 31, 2008
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$139	$405
Receivables and other assets	37	39
Commercial mortgage residual interests	22,617	22,000

	$22,793	$22,444

Liabilities:
Income tax liability	$5,067	$5,195
Other liabilities	49	49

	$5,116	$5,244

Noncontrolling interests	$1,464	$1,190

	Quarter Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenues:
Interest income on commercial mortgage residual interests	$1,054	$1,356
Interest and other income	—	191

	1,054	1,547

Expenses:
General and administrative	61	78
Amortization	—	35
Impairment – commercial mortgage residual interests valuation	—	758
Interest	—	200

	61	1,071

Income tax benefit	128	407

Net earnings including noncontrolling interests	1,121	883
Earnings attributable to noncontrolling interests	(110)	(139)

Net earnings	$1,011	$744

Note1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K.

NNN Retail Properties Fund I LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	March 31, 2009	December 31, 2008
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$914	$833
Receivables	200	202
Real estate	74,167	74,463
Other assets	1,056	1,135

	$76,337	$76,633

Liabilities:
Notes payable	$43,600	$43,600
Other liabilities	1,911	1,677

Total liabilities	45,511	45,277

Members’ equity	30,826	31,356

Total liabilities and equity	$76,337	$76,633

	Quarter Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenues:
Rental income	$1,565	$1,497

Expenses:
General and administrative	104	71
Real estate	5	5
Depreciation and amortization	371	353
Interest	462	597

	942	1,026

Net earnings	$623	$471

Note 1:	Amounts are derived from an audited consolidated financial statement.

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of March 31
	Line of Trade	2009 (1)	2008 (2)
1.	Convenience stores	25.4%	23.0%
2.	Automotive service	8.9%	8.1%
3.	Restaurants - full service	8.8%	9.6%
4.	Theaters	6.0%	6.4%
5.	Automotive parts	6.0%	4.7%
6.	Drug stores	4.0%	4.3%
7.	Books	3.9%	4.1%
8.	Restaurants – limited service	3.3%	3.5%
9.	Sporting goods	3.3%	3.7%
10.	Family entertainment centers	3.0%	2.0%
11.	Grocery	2.9%	2.8%
12.	Consumer electronics	2.6%	4.1%
13.	Furniture	2.5%	2.8%
14.	Office supplies	2.5%	2.6%
15.	Travel plazas	2.4%	2.9%
16.	Beer, wine and liquor	1.7%	2.0%
17.	Auto dealerships	1.3%	2.0%
18.	Home furnishings	1.2%	1.4%
19.	Financial services	1.2%	0.5%
20.	Equipment rental	1.2%	1.2%
	Other	7.9%	8.3%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.8%	6.	Georgia	5.3%
2.	Florida	9.7%	7.	Indiana	4.2%
3.	Illinois	6.6%	8.	Pennsylvania	4.0%
4.	North Carolina	5.9%	9.	Ohio	3.1%
5.	California	5.5%	10.	Colorado	3.0%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2009	0.4%	12	199,000	2015	2.5%	19	463,000
2010	2.6%	37	396,000	2016	1.9%	15	287,000
2011	1.9%	20	333,000	2017	4.4%	26	751,000
2012	3.3%	34	482,000	2018	3.0%	24	418,000
2013	4.5%	38	844,000	2019	4.2%	41	656,000
2014	4.6%	41	604,000	Thereafter	66.7%	662	5,217,000

(1)	Based on annual base rent of $221,248,000, which is the annualized base rent for all leases in place as of March 31, 2009.
(2)	Based on annual base rent of $209,409,000, which is the annualized base rent for all leases in place as of March 31, 2008.
(3)	Square feet.